SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2004

Pharmaceutical Formulations, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.03   Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year

          At its meeting on September 15, 2004, the Board of Directors amended the Company’s By-Laws. The changes that were adopted were focused primarily on the roles of the chairman of the board and chief financial officer. In addition, other minor changes to the by-laws were made. A copy of the By-Laws is filed as an exhibit with this Form 8-K..

ITEM 8.01   Other Events

          At its meeting on September 15, 2004, the Board of Directors adopted a Code of Ethics, Corporate Governance Guidelines. A copy of each of these documents is filed as an exhibit with this Form 8-K.

ITEM 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

3.3 14 99.1	By-Laws, as revised September 15, 2004 Code of Ethics/Conduct, as adopted September 15, 2004 Corporate Governance Guidelines, as adopted September 15, 2004

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ A. Ernest Toth, Jr. Name: A. Ernest Toth, Jr. Title: Vice President and Chief Financial Officer

Dated: October 21, 2004

EXHIBIT INDEX

3.3 14 99.1	By-Laws, as revised September 15, 2004 Code of Ethics/Conduct, as adopted September 15, 2004 Corporate Governance Guidelines, as adopted September 15, 2004